As filed with the Securities and Exchange Commission on July 12, 2002

Registration No. 333-83562

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEST BUY CO., INC.	BEST BUY STORES, L.P.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
MINNESOTA	41-0907483	DELAWARE	41-1822872
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(952) 947-2000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Joseph M. Joyce
Senior Vice President and General Counsel
Best Buy Co., Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
(952) 947-2000
(Name and address, including zip code, and telephone number,
including area code, of agent for service of process)	Copies to: Anne M. Rosenberg Robins, Kaplan, Miller & Ciresi L.L.P. 2800 LaSalle Plaza 800 LaSalle Avenue Minneapolis, Minnesota 55402 (612) 349-8500

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

        If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

        If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

8.1	Opinion of Ernst & Young LLP, dated July 12, 2002, as to certain tax matters.
23.1	Consent of Ernst & Young LLP.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Best Buy Co., Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 12th day of July, 2002.

BEST BUY CO., INC.
By:	/s/ DARREN R. JACKSON Darren R. Jackson Executive Vice President—Finance, and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following directors and officers of Best Buy Co., Inc. in the capacities indicated on the 12th day of July, 2002.

Signature	Title

* Bradbury H. Anderson	Vice Chairman, Chief Executive Officer (principal executive officer) and Director
/s/ DARREN R. JACKSON Darren R. Jackson	Executive Vice President—Finance, and Chief Financial Officer (principal financial and accounting officer)
* Richard M. Schulze	Director
* Robert T. Blanchard	Director
* Jack W. Eugster	Director
* Kathy Higgins Victor	Director

* Elliot S. Kaplan	Director
* Allen U. Lenzmeier	Director
* Mark C. Thompson	Director
* Frank D. Trestman	Director
* Hatim A. Tyabji	Director
* James C. Wetherbe	Director
*By:	/s/ DARREN R. JACKSON
Darren R. Jackson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Best Buy Stores, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 12th day of July, 2002.

BEST BUY STORES, L.P.
By:	BBC Property Co., General Partner
By	/s/ DARREN R. JACKSON Darren R. Jackson Executive Vice President—Finance, and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following directors and officers of BBC Property Co., General Partner of Best Buy Stores, L.P., in the capacities indicated on the 12th day of July, 2002.

Signature	Title

* Bradbury H. Anderson	Chief Executive Officer (principal executive officer) and Director
/s/ DARREN R. JACKSON Darren R. Jackson	Executive Vice President—Finance, Chief Financial Officer (principal financial and accounting officer) and Director
* Allen U. Lenzmeier	Director
*By:	/s/ DARREN R. JACKSON
Darren R. Jackson Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
8.1	Opinion of Ernst & Young LLP, dated July 12, 2002, as to certain tax matters.
23.1	Consent of Ernst & Young LLP.